UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Exact name of registrant as specified in its charter)

Bermuda (State of incorporation or organization)	98-0481737 (I.R.S. Employer Identification No.)

43 Victoria Street, Hamilton, Bermuda (Address of principal executive offices)	HM 12 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class
is to be registered:

Common Shares, $0.03 par value per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-132507
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered
             A description of the Common Shares, $0.03 par value per share, of Allied World Assurance Company Holdings, Ltd (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Our Share Capital” in the Prospectus included in the Registrant’s Registration Statement on Form S-1, File No. 333-132507, as amended, which was initially filed with the Securities and Exchange Commission on March 17, 2006 (including any subsequent amendments thereto, the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.
Item 2. Exhibits
             Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

Date: July 6, 2006

By:	/s/ Wesley D. Dupont

	Name:	Wesley D. Dupont
	Title:	Senior Vice President, General Counsel and Secretary